Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mach Natural Resources LP of our report dated May 30, 2025 relating to the financial statements of SJ INVESTMENT OPPS LLC, which appears in Mach Natural Resources LP's Current Report on Form 8-K/A dated September 19, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 30, 2025